Exhibit 10.1

AMENDMENT NO. 1 TO THE
CLOUD PEAK ENERGY INC. 2009 LONG TERM INCENTIVE PLAN

THIS AMENDMENT NO. 1 (the “Amendment”), dated as of March 11, 2011, to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (the “Plan”), as approved by the Board of Directors (the “Board”) of Cloud Peak Energy Inc. (the “Company”), is hereby adopted by the Company.

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan;

WHEREAS, subject to certain limitations, Section 15.1 of the Plan gives the Board the authority to amend the Plan;

WHEREAS, Section 3.6 of the Plan prohibits the repricing of Options (as defined in the Plan) and Stock Appreciation Rights (as defined in the Plan) without stockholder approval, as set forth in Section 3.6;

WHEREAS, the Board has determined that it is in the best interests of the Company to amend Section 3.6 to expressly state that the restrictions set forth therein also apply to cancellations and exchanges for cash;

WHEREAS, the Company desires to make the amendment to the Plan described above.

NOW, THEREFORE, the Plan shall be amended as follows:

1.                                       Section 3.6 is amended and restated in its entirety to read as follows:

“3.6  No Repricing of Options or Stock Appreciation Rights.  The Committee shall have no authority to make any adjustment (other than in connection with a change in capitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation and exchange for cash or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.”

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Except as expressly amended herein, the Plan remains in full force and effect in accordance with its terms.